CERTIFICATION

The undersigned, Ralf Langner, Corporate Secretary of Romarco Minerals Inc. (the "**Corporation**") hereby certifies that the attached is a true and complete copy of By-Law No. 1 which was passed by the board of directors of the Corporation and subsequently confirmed by all of the shareholders of the Corporation by instrument in writing on November 28, 1989, and which was adopted by the Corporation pursuant to the Articles of Arrangement dated December 30, 2002, which By-Law is now in full force and effect.

DATED October 9, 2003.

RALF LANGNER

BY-LAW NO. 1

A BY-LAW RELATING GENERALLY TO THE TRANSACTION OF THE BUSINESS AND AFFAIRS OF TRAUMACAN INC.

BE IT ENACTED AND IT IS HEREBY ENACTED as a by-law of TRAUMACAN INC. (hereinafter called the "Corporation") as follows:

INTERPRETATION

1.01 In this by-law and in all other by-laws of the Corporation, unless the context otherwise requires:

(a) "Act" means the Business Corporations Act, 1982, Statutes of Ontario, 1982, Chapter 4 as from time to time amended, and every statute that may be substituted therefor;

(b) "articles" means the Articles of Incorporation the Corporation as from time to time amended, supplemented or restated;

(c) "board" means the board of directors of the Corporation;

(d) "by-law" means any by-law of the Corporation, including any special by-laws from time to time in force and effect;

(e) words and expressions defined in the Act have the meanings given to such terms in the Act; and

(f) words importing the singular shall include the plural and vice versa; words importing the masculine shall include the feminine, the word person includes individuals, bodies corporate, corporations, partnerships, trusts, unincorporated organizations and any number or aggregate of persons.

REGISTERED OFFICE

2.01 The registered office of the Corporation shall be at the place within Ontario from time to time specified in the articles and at such location therein initially as is specified in the articles and thereafter as the board may from time to time determine.

SEAL

3.01 Until changed by resolution of the Board, the corporate seal shall be in the form impressed hereon.

FINANCIAL YEAR

4.01 Until changed by resolution of the Board, the financial year of the Corporation shall end on in each year.

DIRECTORS

5.01 Number of Directors and Quorum. Until changed in accordance with the Act, the board shall consist of not fewer than the minimum number and not more than the maximum number of directors provided in the articles. A majority of the directors shall constitute a quorum for the transaction of business. A majority of the directors shall be resident Canadian, but where the Corporation has only one or two directors, that director or one of the two directors, as the case may be, shall be a resident Canadian.

5.02 Qualification. The following persons are disqualified from being a director of the Corporation:

(a) A person who is less than eighteen years of age;

(b) A person who is of unsound mind and has been so found by a court in Canada or elsewhere;

(c) A person who is not an individual; and

(d) A person who has the status of bankrupt.

5.03 Election and Term. The election of directors shall take place at each annual meeting of shareholders and all the directors then in office shall retire but, if qualified, shall be eligible for re-election. Subject to the Act, the number of directors to be elected at any such meeting shall be the number of directors determined from time to time by special resolution or, if the special

resolution empowers the directors to determine the number, by resolution of the board. If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected.

5.04 Removal of Directors. Subject to the Act, the shareholders may by ordinary resolution passed at an annual or special meeting of shareholders remove any director from office and the vacancy created by such removal may be filled at the same meeting, failing which it may be filled by the board.

5.05 Vacancies. Except as herein provided, where a vacancy occurs on the board and a quorum of directors remains, the directors remaining in office may appoint a qualified person to fill the vacancy for the remainder of the term. Where the number of directors is increased, the vacancy so resulting shall only be filled by election at a general meeting of the shareholders duly called for that purpose.

MEETING OF DIRECTORS

6.01 Place of Meeting. Meetings of the board may be held at any place within or outside of Ontario, provided that in any financial year of the Corporation a majority of meetings shall be held at a place within Canada. Where all directors have consented thereto any director may participate in a meeting of the board by means of conference telephone or like communications equipment by means of which all persons participating in the meeting can hear each other.

6.02 Notice. A meeting of the board may be convened at any time by the Chairman of the Board, the President, a Vice-President who is a director, or any two directors. Notice of any such meeting shall be delivered or mailed or telegraphed or cabled to each director not less than two days (exclusive of the day of which the notice is delivered or mailed or telegraphed or cabled but inclusive of the day for which notice is given) before the meeting is to take place; provided always that meetings of the board may be held at any time without notice if all the directors are present or those absent waive notice or signify their consent in writing to the meeting being held in their absence.

6.03 Voting. Questions arising at any meeting of the board shall be decided by a majority of votes. In case of an equality of votes the Chairman of the meeting in addition to his original vote shall have a second or casting vote.

OFFICERS

7.01 Election and Appointment. The Board shall annually or oftener as may be required elect or appoint a President and a Secretary and if deemed advisable may annually or more often as may be required elect or appoint a Chairman of the Board, one or more Vice-Presidents, a Treasurer and one or more Assistant Secretaries and/or one or more Assistant Treasurers. None of the said officers need be directors of the Corporation. Any two of the aforesaid offices may be held by the same person except those of President and Vice-President. In case and whenever the same person holds the offices of Secretary and Treasurer he may but need not be known as the Secretary-Treasurer. The board may from time to time elect or appoint such other officers and agents as it shall deem necessary who shall have such authority and shall perform such duties as may from time to time be prescribed by the board.

7.02 Remuneration and Removal. The remuneration of all officers elected or appointed by the board shall be determined from time to time by resolution of the board. The fact that any officer or employee is a director or shareholder of the Corporation shall not disqualify him from receiving such remuneration as may be so determined. All officers, in the absence of agreement to the contrary, shall be subject to removal by resolution of the board at any time, with or without cause.

7.03 Chairman of the Board. The Chairman of the Board shall preside over all meetings of the board. In addition, the board may assign to him any of the powers and duties that are by any provisions of this by-law assigned to the President, and he shall, subject to the provisions of the Act, have such other powers and duties as the board may specify. During the absence or disability of the Chairman of the Board, his duties shall be performed and his powers exercised by the President.

7.04 President. The President shall be the chief executive officer of the Corporation. Subject to the direction of the board he shall have the general

supervision of the business and affairs of the Corporation. The President, when present, shall preside at all meetings of the shareholders.

7.05 Vice-President. The Vice-President or, if more than one, the Vice-Presidents, in order of seniority, shall be vested with all the powers and shall perform all the duties of the President in the absence or inability or refusal to act of the President, provided, however, that a Vice-President who is not a director shall not preside as chairman at any meeting of shareholders.

7.06 Secretary. The Secretary shall attend and be the secretary of all meetings of the board and of the shareholders and shall give or cause to be given notices for all such meetings when directed to do so and shall have charge of the minute books of the Corporation and all contracts, documents and other instruments of the Corporation.

7.07 Treasurer. Subject to the provisions of any resolution of the board, the Treasurer shall have the care and custody of all the funds and securities of the Corporation and shall deposit the same in the name of the Corporation in such bank or banks or with such other depository or depositories as the board may direct. He shall keep or cause to be kept proper accounting records referred to in the Act.

PROTECTION OF DIRECTORS AND OFFICERS

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2.a.

8.01 No director shall be disqualified by his office from, or vacate his office by reason of, holding any office or place of profit under the Corporation or under any body corporate in which the Corporation shall be a shareholder or by reason of being otherwise in any way directly or indirectly interested or contracting with the Corporation either as vendor, purchaser or otherwise or being concerned in any contract or arrangement made or proposed to be entered into with the Corporation in which he is in any way directly or indirectly interested either as vendor, purchaser or otherwise nor shall any director be liable to account to the Corporation or any of its shareholders or creditors for any profit arising from any such officer or place of profit; and, subject to the provisions of the Act,no contract or arrangement entered into by or on behalf of the Corporation in which any director shall be in any way directly or indirectly interested shall be avoided or voidable and no director shall be liable to account to the Corporation or any of its shareholders or creditors for any

profit realized by or from any such contract or arrangement by reason of the fiduciary relationship existing or established thereby. Subject to the Act, no director shall be obliged to make any declaration of interest or refrain from voting in respect of a contract or proposed contract with the Corporation in which such director is in any way directly or indirectly interested.

INDEMNITY OF DIRECTORS AND OFFICERS

9.01 Subject to the Act, every director and officer of the Corporation and his heirs, executors, administrators and other legal personal representative, shall from time to time be indemnified and saved harmless by the Corporation from and against:

(a) any liability and all costs, charges and expenses that he sustains or incurs in respect of any action, suit or proceeding that is proposed or commenced against him for or in respect of any thing done or permitted by him in respect of the execution of the duties of his office; and

(b) all other costs, charges and expenses that he sustains or incurs in respect of the affairs of the Corporation.

SHARES AND TRANSFERS

10.01 Allotment and Issuance. Subject to the Act, shares of the Corporation may be allotted and issued by resolution of the board at such time and on such terms and conditions and to such persons and for such consideration as the board determines.

10.02 Certificates. Share certificates and the form of stock transfer power on the reverse side thereof shall, subject to the Act, be in such form as the board may from time to time by resolution approve and such certificates shall be signed by the President or a Vice-President or the Secretary or the Assistant Secretary (if any) holding office at the time of signing and notwithstanding that the President or a Vice-President or the Secretary or the Assistant Secretary signing may not have held office at the date of the issuance of such certificate, any such certificate so signed shall be valid and binding upon the Corporation.

10.03 Surrender of Certificates. No transfer of shares shall be recorded or registered unless or until the certificate representing the shares to be transferred has been surrendered and cancelled.

10.04 Lien for Indebtedness. The Corporation shall have a lien on shares registered in the name of a shareholder indebted to the Corporation and such lien may be enforced, subject to the articles and to any unanimous shareholder agreement, by the sale of the shares thereby affected or by any other action, suit, remedy or proceeding authorized or permitted by law or by equity and, pending such enforcement, the Corporation may refuse to register a transfer of the whole or any part of such shares.

SHAREHOLDERS' MEETING

11.01 Annual Meeting. The annual meeting of the shareholders shall be held at the registered office of the Corporation or elsewhere within or outside Ontario on such day in each year and at such time as the board may by resolution determine.

11.02 General Meetings. Other meetings of the shareholders may be convened by order of the Chairman of the Board, the President or a Vice-President who is a director or by the board at any date and time and at any place within Ontario.

11.03 Notice. A printed, written or typewritten notice stating the day, hour and place of meeting and the general nature of the business to be transacted shall be served either personally or by sending such notice to each shareholder entitled to notice of such meeting, each director and to the auditor of the Corporation through the post at least ten days (exclusive of the day of mailing and of the day for which notice is given) and not more than fifty days before the date of the meeting directed to such address of each such shareholder as appears on the records of the Corporation, or if no address is given therein, then to the last address of each such shareholder known to the Secretary and to the auditor at his business address; provided always that a meeting of shareholders may be held for any purpose at any date and time and at any place within or outside Ontario without notice if all the shareholders entitled to notice of such meeting are present in person or represented by proxy at the meeting or if all the absent shareholders entitled to notice of such meeting waive notice or signify their consent in writing or by

cable or telegram to the meeting being held in their absence and, in either case, if the auditor is present or waives notice or signifies his consent in writing to the meeting being held.

11.04 Omission of Notice. The accidental omission to give notice of any meeting or the non-receipt of any notice by any shareholder or shareholders or by the auditor of the Corporation shall not invalidate any resolution passed or any proceedings taken at any meeting of shareholders.

11.05 Proxies. Votes at meetings of shareholders may be given either personally or by proxy. A proxy shall be in writing under the hand of the appointor or his attorney authorized in writing or, if the appointor is a body corporate, under its corporate seal or under the hands of an officer or attorney thereof duly authorized, and ceases to be valid after the expiration of one year from the date thereof. A person appointed by proxy need not be a shareholder.

11.06 Quorum. If more than one shareholder, two shareholders and/or persons appointed by proxy personally present shall be a quorum at any meeting of shareholders.

LOANS TO SHAREHOLDERS

12.01 The Corporation may from time to time

(a) make loans to employees of the Corporation or any of its affiliates with a view to enabling them to purchase or erect dwelling houses for their own occupation, and may take from such employees mortgages or other security for the repayment of such loans; or

(b) make loans to employees of the Corporation or any of its affiliates in accordance with a plan for the purchase of shares of the Corporation or any of its affiliates.

DIVIDENDS

13.01 The board may from time to time by resolution declare and the Corporation may pay dividends on the issued and outstanding shares of the Corporation subject to the provisions (if any) of the Articles of the Corporation.

13.02 In case several persons are registered as the joint holders of any shares, any one of such persons may give effectual receipts for all dividends and payments on account of dividends and/or redemption of shares (if any) subject to redemption.

CHEQUES, DRAFTS AND NOTES

14.01 All cheques, drafts or orders for the payment of money and all notes and acceptances and bills of exchange shall be signed by such officer or officers or person or persons, whether or not officers of the Corporation, and in such manner as the board may from time to time designate by resolution.

EXECUTION OF INSTRUMENTS

15.01 Contracts, documents or instruments in writing requiring the signature of the Corporation may be signed by (a) the Chairman of the Board or the President or a Vice-President or the Secretary or the Treasurer, or (b) any two directors and all contracts, documents and instruments and instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. The board shall have power from time to time by resolution to appoint any officer or officers or any person or persons on behalf of the Corporation either to sign contracts, documents and instruments in writing generally or to sign specific contracts, documents or instruments in writing.

The seal of the Corporation may when required be affixed to contracts, documents and instruments in writing signed as aforesaid by an officer or officers, person or persons, appointed as aforesaid by resolution of the board.

The term "contracts, documents or instruments in writing" as used in this by-law shall include deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property real or personal, immovable or movable, agreements, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of shares, share warrants, stocks, bonds, debentures or other securities and all paper writings.

BY-LAWS AND RESOLUTIONS

16.01 By-laws and Resolutions. Notwithstanding any of the foregoing provisions of this by-law,

(a) any by-law or resolution consented to by the signatures of all the directors is as valid and effective as if passed at a meeting of the board duly called, constituted and held for that purpose, and

(b) any resolution consented to by the signatures of all the shareholders entitled to vote at meetings of shareholders is as valid and effective as if passed at a meeting of the shareholders duly called, constituted and held for that purpose.

The foregoing by-law is hereby passed by the director of the Corporation pursuant to the Business Corporations Act, 1982 (Ontario).

DATED November 28, 1989.

Joseph H. G. van Bastelaar

The foregoing by-law is hereby confirmed by the shareholder of the Corporation pursuant to the Business Corporations Act, 1982 (Ontario).

DATED November 28, 1989.

Joseph H. G. van Bastelaar

A by-law to amend Section 11.02
of By-law No. 1

ROMARCO MINERALS INC.

Section 11.02 of By-law No. 1 is hereby repealed and replaced with the following:

11.02 General Meetings. Other meetings of the shareholders may be convened by order of the Chairman of the Board, the President, a Vice-President who is a director or by the Board at any date and time and at any place within or outside Ontario.